SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): July 14, 2005
                                                          -----------------


                          Falcon Ridge Development Inc.
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             (Exact name of registrant as specified in its charter)



           Nevada                       0-28789                84-1461919
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  (State or  other  jurisdiction      (Commission              (IRS Employer
  of incorporation)                    File Number)       Identification No.)




   5111 Juan Tabo Boulevard N.E. Albuquerque, New Mexico        87111
   -----------------------------------------------------      ---------
         (Address of principal executive offices)             (Zip Code)


       Registrant's telephone number, including area code: (866) 302-2248
                                                            -------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425).
[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT;
ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES.

     On July 6, 2005, we entered into an exchange of securities whereby we acquired 100% of the ownership of Spanish Trails, LLC, a New Mexico limited liability company in exchange for the issuance of a total of 614,882,069 common shares. In issuing these shares, we relied upon an exemption from the Securities Act of 1933 under Section 4(2). As a result, we now have a total of 752,507,441 common shares issued and outstanding. Spanish Trails, LLC has no historical operations but owns contract rights to acquire tracts of land in Belen, New Mexico. We plan to begin real estate development on these properties in the near future.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


     Date: July 14, 2005                    Falcon Ridge Development Inc.


                                           By:   /s/ Fred Montano
                                                ------------------------------
                                                Fred Montano, President